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                                                                 Exhibit (j)(1)



                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors of ING Series Fund, Inc.:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts
September 30, 2002